SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM S-4

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Chorus Communications Group, Ltd.
(Exact name of registrant as specified in its charter)

                           WISCONSIN
(State or other jurisdiction of incorporation or organization)

      TELEPHONE COMMUNICATIONS (NO RADIO TELEPHONE)[4813]
   (Primary Standard Industrial Classification Code Number)

                          39-1880843
             (I.R.S. Employer Identification No.)

                     1912 PARMENTER STREET
                   MIDDLETON, WI  53562-3139
                        (608) 828-2000
(Address, including ZIP Code, and Telephone Number, including area code, of registrant's principal executive officers)

                       HOWARD G. HOPEMAN
                     1912 PARMENTER STREET
                   MIDDLETON, WI  53562-3139
                        (608) 828-2000
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

(Copies to:)   Daniel T. Hardy, Esq.              Mark D. Timmerman, Esq.
          Darold J. Londo, Esq.                   310 West Sunset Court
          Grant B. Spellmeyer, Esq.               Madison, WI 53705-5145
          Axley Brynelson
          2 East Mifflin Street
          P.O. Box 1767
          Madison, WI  53701-1767

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC

     As soon as practicable after the effectiveness of this Registration Statement and the effective time ("Effective Time") of the merger of one wholly-owned subsidiary of Chorus Communications Group, Ltd. ("Chorus") with and into Mid-Plains, Inc. ("Mid-Plains") and the merger of another wholly-owned subsidiary of Chorus with and into Pioneer Communications, Inc. ("Pioneer") (collectively, referred to as the "Mergers") all as described in the Agreement and Plan of Merger, dated as of December 31, 1996.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                CALCULATION OF REGISTRATION FEE
Title of                         Proposed        Proposed
Each Class                       Maximum         Maximum         Amount of
of Securities      Amount to be  Offering        Aggregate       Registration
to be Registered   Registered    Price Per Unit  Offering Price  Fee
                   <F1>          <F2>                            <F3>

Common Stock       2,684,303     $9.88           $26,520,913.64  $9,145.14
No Par Value


<F1> Consists of 1,991,743 shares of Chorus Common Stock issuable upon the conversion pursuant to the Mergers of currently outstanding shares of Mid-Plains Common Stock and 692,560 shares of Chorus Common Stock issuable upon the conversion pursuant to the Mergers of currently outstanding shares of Pioneer Common Stock.

<F2> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended (the "Securities Act") based on the combined book value of such securities computed as of the latest practicable date of filing this Registration Statement.

<F3> Pursuant to Section 6(b) of the Securities Act, fees are 1/29th of one percent (1%) of the aggregate offering amount.

The purpose of this amendment to the registration statement is to amend only
Exhibit 8, Part II. Previously, Exhibit 8, Part II was attached to the registration statement in an unexecuted draft. At the effective date, registrant intended to file a fully executed Exhibit 8, Part II upon the occurrence of receiving shareholder approval of the Agreement and Plan of Merger, as fully described in the registration statement, and the filing of the Articles of Merger with the Wisconsin Department of Financial Institutions. Shareholders of the relevant companies adopted the Agreement and Plan of Merger on May 16, 1997 and May 17, 1997. The effective time of the Articles of Merger was June 1, 1997 - 12:01 a.m. C.D.S.T.

                            PART II
            INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 180.0851 of the WBCL requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if the director or officer was a party because he or she is a director or officer of the corporation. In cases not included in the foregoing, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

     (A-1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

     (A-2) A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

     (A-3) A transaction from which the director or officer derived an improper personal profit.

     (A-4)     Willful misconduct.

Determination of whether indemnification is required under (A-1) through (A-4) above is made under Section 180.0855 of the WBCL, which provides that unless otherwise provided by the Articles of Incorporation or Bylaws or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification shall select one of the following means for determining his or her right to indemnification:

     (B-1) By a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time parties to the same or related proceedings.

     (B-2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in (B-1) above or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings;

     (B-3) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (B-2) above to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected;

     (B-4) By an affirmative vote of shares as provided in Section 180.0725 of the WBCL;

     (B-5)     By a court under Section 180.0854 of the WBCL; or

     (B-6) By any other method provided for in any additional rights to indemnification permitted under Section 180.0858 of the WBCL.

     The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent, does not, by itself, create a presumption that indemnification of the director or officer is not required under Section 180.0851(2) of the WBCL.

     The mandatory indemnification provided in Section 180.0851 of the WBCL as outlined above, may be limited by the corporation's articles of incorporation, pursuant to Section 180.0852 of the WBCL.

     Section 180.0854 of the WBCL provides that except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court shall order indemnification if it determines any of the following: (a) that the director or officer is entitled to indemnification under Section 180.0851(1) or (2) of the WBCL; or
(b) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 180.0851(2) of the WBCL.

     Section 180.0858 of the WBCL provides that Sections 180.0851 and
180.0853 of the WBCL do not preclude any additional rights to indemnification or allowance of expenses that a director or officer may have under the articles of incorporation or bylaws of the corporation, a written agreement between the director or officer and the corporation, a resolution of the Board of Directors, or a resolution that is adopted, after notice, by a majority vote of all of the corporation's shares then issued and outstanding.

     Notwithstanding the foregoing, however, the corporation may not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses, unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty that he or she owes to the corporation which constitutes conduct under (A-1) to (A-4) discussed above. A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in this determination.

     None of the foregoing provisions effect the corporation's power to pay or reimburse expenses incurred by a director or officer as a witness in a proceeding to which he or she is not a party, or as a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     It is the public policy of the state of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investments by advisors.

     The Chorus Articles of Incorporation do not contain any provision which may limit its obligation to indemnify under Section 180.0851 of the WBCL.

     Article XI of the Chorus Bylaws makes mandatory the indemnification expressly authorized under the WBCL.

     Pursuant to Section 7.8 of the Merger Agreement, Chorus shall cause Mid-Plains and Pioneer to maintain in effect the current provisions regarding indemnification of officers and directors contained in the articles of incorporation and bylaws of Pioneer and Mid-Plains, and each of their subsidiaries. Chorus shall also cause Mid-Plains and Pioneer to maintain in effect a current policy of directors' and officers' liability insurance and fiduciary liability insurance maintained by Pioneer and Mid-Plains, respectively, with respect to claims arising from facts or events which occurred on or before the Effective Time. Lastly, Chorus shall cause Pioneer and Mid-Plains to indemnify the directors and officers of Pioneer and Mid-Plains, respectively, to the fullest extent to which Pioneer and Mid-Plains are permitted to indemnify such officers and directors under Wisconsin law.

ITEM 21.     EXHIBITS.

Exhibit
Number     Exhibit

2 Agreement and Plan of Merger, dated December 31, 1996, between Pioneer Communications, Inc., and Mid-Plains, Inc. (Included as Appendix I to the Joint Proxy Statement/Prospectus.)

3(a) Form of Amended and Restated Articles of Incorporation of Chorus Communications Group, Ltd. (Included as Appendix II to the Joint Proxy Statement/Prospectus.)

3(b) Form of Bylaws of Chorus Communications Group, Ltd. (Included as Appendix III to the Joint Proxy Statement/Prospectus.)

5 Opinion of Axley Brynelson regarding validity of securities being registered.

8     Opinion of Axley Brynelson regarding certain federal income tax matters.

21    Subsidiaries of Chorus Communications Group, Ltd.

23(a) Consent of Kiesling Associates LLP (Mid-Plains)

23(b) Consent of Kiesling Associates LLP (Pioneer)

23(c) Consent of Kiesling Associates LLP (Chorus)

23(d) Consent of Axley Brynelson.  (Included in the opinion filed as Exhibit
      5 to this Registration Statement and incorporated herein by reference.)

23(e) Consent of Axley Brynelson.  (Included in the opinion filed as Exhibit
      8 to this Registration Statement and incorporated herein by reference.)

23(f) Consent of Edelman & Co., Ltd.

23(g) Consent of Madison Valuation Associates, Inc.

24(a) Powers of Attorney - Chorus.

24(b) Powers of Attorney - Mid-Plains

24(c) Powers of Attorney - Pioneer


99(a) Mid-Plains Proxy/Voting Instruction Card.

99(b) Pioneer Proxy/Voting Instruction Card.

ITEM 22.     UNDERTAKINGS

     (a)      The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5)  That every prospectus (i) that is filed pursuant to paragraph
     (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precendent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Chorus Communications Group, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Middleton, Wisconsin on March 14, 1997.


                                   Chorus Communications Group, Ltd.

                                   By:  /s/ Dean W. Voeks


                                        Dean W. Voeks
                                        Chief Executive Officer


                                   By:  /s/ Howard G. Hopeman


                                        Howard G. Hopeman
                                        Executive Vice President and Chief
                                        Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated.

     Signature                   Title                  Date


/s/ G. Burton Bloch
G. Burton Bloch                  Director               March 14, 1997


/s/ Charles Maulbetsch
Charles Maulbetsch               Director               March 14, 1997


/s/ Harold L. Swanson
Harold L. Swanson                Director               March 14, 1997


/s/ Douglas J. Timmerman
Douglas J. Timmerman             Director               March 14, 1997


/s/ Dean W. Voeks
Dean W. Voeks                    Director               March 14, 1997

     Pursuant to the requirements of the Securities Act of 1933, Mid-Plains, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Middleton, Wisconsin on March 14, 1997.


                                   MID-PLAINS, INC.

                                   By:  /s/ Dean W. Voeks


                                        Dean W. Voeks
                                        President


                                   By:  /s/ Howard G. Hopeman


                                        Howard G. Hopeman
                                        Vice President and Chief Financial
                                        Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated.

     Signature                  Title                  Date


/s/ Floyd A. Brynelson
Floyd A. Brynelson              Director               March 14, 1997


/s/ S. C. Ehlers
S. C. Ehlers                    Director               March 14, 1997


/s/ E. A. Johnson
E. A. Johnson                   Director               March 14, 1997


/s/ Charles Maulbetsch
Charles Maulbetsch              Director               March 14, 1997


/s/ Harold L. (Lee) Swanson
Harold L. (Lee) Swanson         Director               March 14, 1997


/s/ Fredrick E. Urben
Fredrick E. Urben               Director               March 14, 1997


/s/ Dean W. Voeks
Dean W. Voeks                   Director               March 14, 1997


Pursuant to the requirements of the Securities Act of 1933, Pioneer Communications, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lancaster, Wisconsin on March 14, 1997.

                                   PIONEER COMMUNICATIONS, INC.

                                   By: /s/ Douglas J. Timmerman
                                        Douglas J. Timmerman
                                        President

                                   By: /s/ Terrence Mathers
                                        Terrence Mathers
                                        Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated.

Signature                     Title                    Date

/s/ G. Burton Bloch                Director            March 14, 1997
G. Burton Bloch

/s/ Mark V. Brickl                 Director            March 14, 1997
Mark V. Brickl

/s/ Albert Ertz, Jr.               Director            March 14, 1997
Albert Ertz, Jr.

/s/ Joseph Grosser                 Director            March 14, 1997
Joseph Grosser

/s/ Gerald Knapp                   Director            March 14, 1997
Gerald Knapp

/s/ Henry A. Melssen               Director            March 14, 1997
Henry A. Melssen

/s/ Dennis Marshall                Director            March 14, 1997
Dennis Marshall

/s/ Douglas J. Timmerman           Director            March 14, 1997
Douglas J. Timmerman